                         NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

                        TO TENDER SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      AND

               SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                                       OF

                           THE INTERLAKE CORPORATION

           PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 10, 1998

                                       BY

                      GKN NORTH AMERICA MANUFACTURING INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                         GKN NORTH AMERICA INCORPORATED

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $1.00 per share (the "Common Shares")(including the associated Common Share purchase rights (the "Rights") issued pursuant to that certain Rights Agreement dated as of January 26, 1986 between the Company and The First National Bank of Chicago, as Rights Agent, as amended), of The Interlake Corporation, a Delaware corporation (the "Company"), and shares of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Series A Shares" and, together with the Common Shares, the "Shares"), of the Company, are not immediately available and (ii) if Share Certificates and all other required documents cannot be delivered to the Depositary prior to the expiration of the Offer (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedure for delivery of book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 in the Offer to Purchase.

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

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         By Registered or Certified Mail:                      By Hand or Overnight Courier:
         IBJ Schroder Bank & Trust Company                   IBJ Schroder Bank & Trust Company
                    P.O. Box 84                                      One State Street
               Bowling Green Station                             New York, New York 10004
           New York, New York 10274-0084                        Attn: Securities Processing
    Attn: Reorganization Operations Department                 Windon, Subcellar One (SC-1)
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                         Facsimile Transmission Number:
                        (For Eligible Institutions Only)
                                 (212) 858-2611

                   Confirm Receipt of Facsimile by Telephone:
                                 (212) 858-2103

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to GKN North America Manufacturing Inc. (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 10, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number (indicated below) of Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

     Number of Shares being tendered hereby:             Shares

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------------------------------------------------       ------------------------------------------------

 Certificate No(s).                                     SIGN HERE:
 (if available):
                                                        ----------------------------------------------
----------------------------------------------          (Signature(s))
 If Shares will be tendered by book-entry               ----------------------------------------------
 transfer:                                              (Name(s) of Record Holders)
                                                        (Please Print)
 Name of Tendering Institution
 -------------------------                             ----------------------------------------------
                                                        (Address)
 Account No. at
                                                        ----------------------------------------------
 The Depository Trust Company                           (Zip Code)
                                                       ----------------------------------------------
                                                        (Telephone No.)
------------------------------------------------       ------------------------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message as defined in the Offer to Purchase in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

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
------------------------------------------------       ------------------------------------------------

 ----------------------------------------------        ----------------------------------------------
 (Name of Firm)                                         (Authorized Signature)
 ----------------------------------------------        ----------------------------------------------
 (Address)                                              (Name)
 ----------------------------------------------        ----------------------------------------------
 (Zip Code)                                             (Title)
 ----------------------------------------------
 (Telephone No.)
 Dated:
 ----------------------------------------- , 199
 ----- .
------------------------------------------------       ------------------------------------------------
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                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
      YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.